UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2016

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35117	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

95 Chestnut Ridge Road, Montvale, New Jersey		07645
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of AEP Industries Inc. (the “Company”) on April 12, 2016, stockholders elected the three Class C director nominees to the Company’s Board of Directors (the “Board”) to serve three-year terms, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016, and approved (on an advisory basis) the compensation of the Company’s named executive officers.

For Proposal 1, the three nominees receiving the most votes cast were elected as directors. Proposals 2 and 3 required the affirmative vote of the holders of a majority of shares entitled to vote and present at the meeting. The Proposals are described in detail in the Company’s definitive proxy statement filed on February 25, 2016 with the Securities and Exchange Commission.

The results of the voting are shown below.

Proposal 1—Election of Directors

Class C Nominees	Votes For	Votes Withheld	Broker Non-Votes
J. Brendan Barba	2,809,780	1,694,459	229,179
Richard E. Davis	2,861,431	1,642,808	229,179
Lee C. Stewart	2,804,439	1,699,800	229,179

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstain
4,730,131	1,934	1,353

Proposal 3—Advisory Vote on Named Executive Officer Compensation

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
4,472,567	6,016	25,656	229,179

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: April 13, 2016	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President, Finance and Controller

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